ARTICLES OF CONVERSION

converting

Affinity Mediaworks Corp. Inc.
a Nevada corporation

to

American Housing Income Trust, Inc.
a Maryland corporation

THIS IS TO CERTIFY THAT:

Article I.

Affinity Mediaworks Corp, Inc. is a Nevada corporation formed on December 17, 2007 (the "Converting Corporation") and, by virtue of these Articles of Conversion and Articles of Incorporation filed for the record herewith, is converting (the "Conversion") to American Housing Income Trust, Inc., a corporation formed under the general laws of the State of Maryland (the "Converted Corporation"), on the terms and conditions set forth herein..

Article II.

Upon the completion of the Conversion in accordance with the Maryland General Corporation Law ("MGCL") and the Nevada Revised Statutes ("NRS"), the Converted Corporation shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Converting Corporation, and the Conversion will have the effects set forth herein and in the MGCL and NRS. Upon the completion of the Conversion:

(a) Each outstanding share of common stock of the Converting Corporation, par value $0.00001 per share (the "Converting Corporation Common Stock"), shall without any action on the part of the any stockholder of the Converting Corporation, be converted into and exchanged for one share of common stock of the Converted Corporation, par value $0.01 per share.

(b) No shares of stock of the Converting Corporation of any class or series other than the Converting Corporation Common Stock are issued or outstanding.

(c) Each outstanding share of preferred stock of the Converting Corporation, par value $0.00001 per share (the "Converting Corporation Preferred Stock"), shall without any action on the part of the any stockholder of the Converting Corporation, be converted into and exchanged for one share of preferred stock of the Converted Corporation, par value $0.00001 per share.

614438-5 LER

Article III.

The terms and conditions of the Conversion were advised, authorized and approved by the Converting Corporation in the manner and by the vote required by the laws of the State of Nevada and the certificate of incorporation and Bylaws of the Converting Corporation.

Article IV.

These Articles of Conversion shall become effective on May 8, 2015.

Article V.

The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledge that, to the best of their knowledge, information and belief, these matters and facts relating to the Converting Corporation are true in all material respect and this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the undersigned have duly executed and attested on behalf of the Converting Corporation as of the 8th day of May, 2015.

Attest:

Bill Deegan
Secretary

Affinity Mediaworks Corp. Inc.
a Nevada corporation

Eric Stoffers
Chief Executive Officer/President

Return Address of filing party:
Anthony R. Paesano
Paesano Akkashian, PC
7457 Franklin Road, Suite 200
Bloomfield Hills, Michigan 48301